Exhibit 32

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Respironics, Inc. (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the three-month and nine-month periods ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2005		/s/ JOHN L. MICLOT
	Name:	John L. Miclot
	Title:	President and Chief Executive Officer

/s/ DANIEL J. BEVEVINO
	Name:	Daniel J. Bevevino
	Title:	Vice President and Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to Respironics, Inc. and will be retained by Respironics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.